EXHIBIT 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), effective as of March 1, 2021, (the “Effective Date”) by and between Med Spa Vacations, Inc, a Nevada corporation (the “Company”), and Benzions LLC, a Delaware limited liability company (“Consultant”).

The Company desires to retain Consultant and to have Consultant render the services described in this Agreement, and Consultant desires to become so engaged, on the terms and conditions set forth herein.

NOW, THEREFORE, Consultant and the Company agree as follows:

1. Description of Services. The Company hereby retains Consultant to create and build a presence with investors. Consultant hereby agrees to act in such capacity and to provide the resources, guidance, feedback, advice and counsel in connection with the PR/IR of the company. This includes introducing investors and bankers/analysts to the company via calls/meetings/webinars, etc. In addition to perform such other necessary and appropriate duties that are, from time to time, delegated by one or more officers of the Company (the “Officers”), including, but not limited to, the provision of the following services to the Company during the term of this Agreement (collectively, the “Services”):

(a) Research for strategic acquisitions and or investments to improve shareholder value, to ensure that sufficient due diligence is performed, and information is provided to enable the board of directors (“Board”) to form appropriate judgements;

(b) Assist in the management of investor relations for the Company, which includes roadshows, investor calls, etc.;

(c) Assist in investor relationships and fund raising in the form of equities, convertible debentures and warrants, including the review of registration statements and Form D filings; and

(d) Assist in the search for, and recruitment of, new Board members; and

(e) Assist the company with development of any Social Media presence, if it should become in the best interest of the company to establish a Social Media platform.

2. Term and Termination. The term of this Agreement shall be for one (1) year and will become effective as of the Effective Date; provided, however, this Agreement may be terminated by either party hereto, in its sole discretion, upon thirty (30) days’ prior written notice to the other party or immediately by the Company for cause. This Agreement may be extended for additional periods upon the mutual written agreement of the parties.

3. Compensation and Expenses.

(a) Compensation. The Company agrees to pay consultant a flat fee of $4,000 per month (the “Fee”). The Fee shall be paid to Consultant on the first day of each calendar month commencing on March 1, 2021.

(b) Expenses. The Company agrees to reimburse Consultant for approved reasonable and customary expenses related to the performance of the Services, including, but not limited to, travel expenses, hotel accommodations, transportation and meals. Receipts for all expenses of ten dollars ($10) or more are required. The Company shall not be obligated to reimburse Consultant for expenses in excess of two thousand dollars ($2,000) for any one trip unless Consultant has obtained prior written approval from the Company to incur such expenses.

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4. Property of Company.

(a) Definition. For the purposes of this Agreement, the term “Inventions” will mean all discoveries, inventions, improvements, modifications, developments, products, processes, procedures, techniques, methods, compounds, compositions of matter, formulae, computer software programs, databases, drawings, designs, notes, documents, information, materials and trade secrets made, conceived, developed or reduced to practice by Consultant, alone or with others, which result from, relate to or are in anyway connected with the Services, or which are funded in whole or in part by the Company or which result from the use of any premises or resources owned, leased or contracted for by the Company, including, but not limited to, all discoveries, inventions, improvements, modifications, developments, products, processes, procedures, techniques, methods, compounds, compositions of matter, formulae, computer software programs, databases, drawings, designs, notes, documents, information, materials and trade secrets made, conceived, developed or reduced to practice by Consultant, alone or with others, which result from or relate to the development of any Med Spa Vacations’ technology.

(b) Assignment of Ownership.

(i) Assignment. Consultant hereby irrevocably transfers and assigns to the Company any and all of his/her right, title and interest in and to Inventions (as defined in Section 4(a) above), including, but not limited to, all copyrights, patent rights, trade secrets and trademarks and intellectual property related thereto. Inventions will be the sole property of the Company. The Company will have the sole right to determine the treatment of any Inventions, including the right to keep them as trade secrets, to file and execute patent applications on them, to use and disclose them without prior patent application, to file registrations for copyrights or trademarks on them in its own name or to follow any other procedure that the Company deems appropriate.

(ii) Disclosure, Assistance and Confidentiality. Consultant agrees: (A) to disclose all Inventions to the Company promptly, in writing; (B) to cooperate with and assist the Company to apply for and to prosecute, and to execute any applications and/or assignments and/or other documents reasonably necessary to obtain or maintain any patent, copyright, trademark or other statutory protection for Inventions in the Company’s name as the Company deems appropriate; (C) to deliver to the Company evidence for interference purposes or other legal proceedings, to testify in any interference or other legal proceedings and to otherwise assist the Company related thereto, whenever reasonably requested to do so by the Company; and (D) to otherwise treat all Inventions as “Confidential Information” (as defined below). Consultant hereby grants the Company a limited power of attorney to execute any documents necessary or appropriate to effectuate the Company’s rights hereunder. If Consultant has any question as to whether a given invention, discovery or the like qualifies as an “Invention” hereunder, Consultant will inform the Company of the nature of such invention or discovery for determination as to whether such is an Invention.

(iii) Reimbursement of Expenses. The Company will reimburse Consultant for all reasonable expenses incurred by him/her at the Company’s request in assisting the Company to protect its rights in any Invention.

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5. Confidential Information.

(a) Acknowledgment and Definition. Consultant acknowledges that he will acquire information and materials from the Company and knowledge about the Company’s business, products, techniques, experimental work, customers, clients and suppliers. Consultant further acknowledges that all such techniques, knowledge, information and materials acquired, including, but not limited to, any techniques, knowledge, information and material concerning the company’s olfactory measurement technology, as well as the existence, terms and conditions of this Agreement, and the Inventions are the trade secrets and confidential and proprietary information of the Company (collectively, the “Confidential Information”). Confidential Information will not include, however, any information which is or becomes generally and publicly available through no fault of, or breach of this Agreement by, Consultant.

(b) Maintaining Confidentiality. To ensure the continued confidentiality of the Confidential Information, Consultant agrees as follows:

(i) to hold all Confidential Information in strict confidence; not to disclose it to others; not to use it in any way, commercially or otherwise, except in performing the Services; and not to allow any unauthorized person access to it;

(ii) to take all action reasonably necessary to protect the confidentiality of the Confidential Information including, without limitation, implementing and enforcing operating procedures to minimize the possibility of unauthorized use or copying of the Confidential Information; and

(iii) that Confidential Information furnished to Consultant by the Company or produced by Consultant or others in connection with the Services will be and remain the sole property of the Company. Consultant agrees to return all Confidential Information and any materials or other property provided by the Company promptly, at the Company’s request, upon expiration of this Agreement or upon termination of Consultant’s Services by Consultant or by the Company for any reason, whichever occurs first. Consultant agrees not to retain any Confidential Information or reproductions thereof, or other such property or materials, after such request, expiration or termination.

6. Consultant Liability. Consultant shall carry out his/her functions and duties for the Company in good faith, in a manner he/she reasonably believes to be in the best interests of the Company and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Consultant shall not be liable to the Company for his/her acts or omissions hereunder, other than (i) act or omissions that Consultant at the time thereof knew or believed were clearly in conflict with the best interest of the Company, (ii) any transaction from which Consultant derived an improper personal benefit or (iii) acts or omissions occurring prior to the date of this Agreement.

7. No Conflicts. Consultant represents and warrants that neither this Agreement nor the performance thereof will conflict with or violate any obligation of Consultant or right of third party.

8. Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given as follows: (a) upon personal delivery; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after its deposit with any return receipt express courier, such as Federal Express, for next day delivery (prepaid); or (d) one (1) business day after transmission by facsimile, and receipt of a facsimile confirmation, addressed to the other party at its address (or facsimile number, in the case of transmission by telecopier) or to such address as such party may designate in writing from time to time to the other party.

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9. Governing Law; Severability; Entire Agreement, Amendment. This Agreement will be construed and enforced in accordance with the internal laws of the State of North Carolina, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain in full force and effect. This Agreement and the documents referred to herein are the entire agreement of the parties with respect to the subject matter hereof and supercede any prior or contemporaneous agreements. This Agreement may only be amended by a writing signed by both parties hereto.

10. Jurisdiction and Venue. Any action at law or in equity arising directly or indirectly in connection with, related to or in any way connected with this Agreement or any provisions hereof, shall be litigated exclusively in the state or federal courts located in Wake County, North Carolina. The parties hereto waive any right such party may otherwise have to transfer or change the venue of any litigation brought or arising in connection with this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the Effective Date.

COMPANY Med Spa Vacations, Inc.

By:	/s/ John D. Rollo
Name:	John D. Rollo
Title:	President

CONSULTANT Benzions LLC

By:	/s/ Elliot Mermel
Name:	Elliot Mermel
Title:	Managing Partner
19726 Horseshoe Drive Topanga, CA 90290 (401) 499-8911 Email: elliot@benzions.com

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